Exhibit 23
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-275912, 333-235394, 333-238901, 333-170729, 333-97771, 33-27086 and 33-44624) of Donaldson Company, Inc. of our report dated September 27, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
September 27, 2024